UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2020

UROGEN PHARMA LTD.

(Exact name of registrant as specified in its charter)

Israel	001-38079	98-1460746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Alexander Park Drive, 4th Floor Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 (646) 768-9780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value NIS0.01 per share	URGN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

Kesselman & Kesselman, Certified Public Accountants, an independent registered public accounting firm and a member firm of PricewaterhouseCoopers International Limited (“PwC IL”), has been the independent registered public accounting firm of UroGen Pharma Ltd. (the “Company”) since 2010.

Due to the migration of a substantial portion of our operations to the United States and in consideration of the principal auditor rule, on February 24, 2020, the Audit Committee (the “Audit Committee”) of the Company’s Board of Directors (the “Board”) concluded that a U.S.-based independent registered public accounting firm should be the Company’s independent auditor and recommended to the Board that we replace PwC IL with PricewaterhouseCoopers LLP (“PwC US”) as our independent public accounting firm for the fiscal year ending December 31, 2020 and, on April 24, 2020, the Audit Committee approved the engagement of PwC US as our independent public accounting firm until the Company’s 2021 annual meeting of shareholders, contingent and effective upon the approval of such engagement by our shareholders. On February 28, 2020, the Board accepted the recommendation of the Audit Committee to replace PwC IL with PwC US as our independent public accounting firm for the fiscal year ending December 31, 2020 and, on April 26, 2020, the Board approved the engagement of PwC US as our independent public accounting firm until the Company’s 2021 annual meeting of shareholders, contingent and effective upon the approval of such engagement by our shareholders. At the Company’s 2020 Annual Meeting of Shareholders on June 8, 2020 (the “Annual Meeting”), our shareholders approved the Company’s engagement of PwC US as our independent public accounting firm and independent auditor until our 2021 annual meeting of shareholders. Accordingly, on June 8, 2020, PwC IL ceased being our independent auditor and PwC US was engaged as our independent public accounting firm.

The reports of PwC IL on our financial statements for each of the two fiscal years ended December 31, 2019 and December 31, 2018 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of our financial statements for each of the two fiscal years ended December 31, 2019 and December 31, 2018, and during the subsequent interim period through June 8, 2020, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with PwC IL on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of PwC IL, would have caused PwC IL to make reference to the matter in their reports on the Company’s financial statements; and there were no reportable events as the term is described in Item 304(a)(1)(v) of Regulation S-K.

PwC US participated in a portion of the audit of the Company’s consolidated financial statements for the year ended December 31, 2019, acting as a component auditor for PwC IL, the then-principal independent registered public accounting firm of the Company. During the years ended December 31, 2019 and 2018, and the subsequent interim period through June 8, 2020, neither we nor anyone on our behalf consulted with PwC US regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that PwC US concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

We delivered a copy of the disclosure under this Item 4.01 to PwC IL on June 9, 2020 and requested that a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made in response to this Item and, if not, stating the respects in which it does not agree. PwC IL responded with a letter dated June 9, 2020, a copy of which is included as Exhibit 16.1 to this report stating that PwC IL agrees with the statements set forth above.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

At the Annual Meeting, the Company’s shareholders approved an amendment to the Company’s 2017 Equity Incentive Plan (the “2017 Plan” and the 2017 Plan, as amended, the “2017 Amended Plan”) to, among other things, (i) increase the number of ordinary shares authorized for issuance under the plan by 400,000 shares, (ii) remove the “evergreen” provision which provided for an automatic increase to the share pool in certain circumstances, (iii) eliminate the ability of the

Board to reprice options and stock appreciation rights (or take analogous actions) without shareholder approval, and (iv) retain certain per-person limits found in the 2017 Plan, with increases in the limits to reflect the passage of time. The 2017 Amended Plan was previously approved, subject to shareholder approval, by the Board on April 26, 2020.

The foregoing summary of the changes to the 2017 Plan made pursuant to the adoption of the 2017 Amended Plan at the Annual Meeting is qualified in its entirety by reference to the full text of the 2017 Amended Plan, a copy of which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders voted on the proposals listed below, each of which was described in the Company’s proxy statement for the Annual Meeting. The voting results are set forth below.

Proposal No. 1 - Election of Directors

The shareholders elected the following eight individuals to serve as directors until the Company’s next annual meeting of shareholders and until their successors are elected. There were no nominees other than those listed below. The voting results are as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Arie Belldegrun	10,855,622	105,039	3,984,050

Elizabeth Barrett	6,883,810	4,076,851	3,984,050

Cynthia M. Butitta	10,849,147	111,514	3,984,050

Fred E. Cohen	10,373,870	586,791	3,984,050

Kathryn E. Falberg	10,362,478	598,183	3,984,050

Stuart Holden	10,920,169	40,492	3,984,050

Ran Nussbaum	10,565,299	395,362	3,984,050

Shawn C. Tomasello	10,394,690	565,971	3,984,050

Proposal No. 2 – 2017 Amended Plan.

The shareholders voted to approve the 2017 Amended Plan. The voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,040,854	373,959	545,848	3,984,050

Proposal No. 3 – Amendment to the Company’s amended and restated compensation policy for office holders.

The shareholders voted to approve an amendment to the Company’s compensation policy for office holders. The voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,584,692	828,943	547,026	3,984,050

Proposal No. 4 – Terms of employment for Mark Schoenberg.

The shareholders voted to approve the terms of employment for Mark Schoenberg. The voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,701,161	4,725,102	534,398	3,984,050

Proposal No. 5 – Engagement of PricewaterhouseCoopers LLP as independent auditor.

The shareholders approved the engagement of PricewaterhouseCoopers LLP as the Company’s independent auditor until the Company’s 2021 annual meeting of shareholders. The voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,911,730	24,961	8,020	0

Brokers were entitled to cast votes on this proposal without voting instructions from the beneficial owners of the shares. As a result, there were no broker non-votes with respect to this proposal.

Proposal No. 6 – Advisory vote on the compensation of the Company’s named executive officers.

On an advisory basis, the shareholders did not approve the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the Annual Meeting. The voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,604,918	5,801,722	554,021	3,984,050

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit Number	Description

10.1	UroGen Pharma Ltd. 2017 Equity Incentive Plan, as amended.

16.1	Letter dated June 9, 2020 from Kesselman & Kesselman, Certified Public Accountants, an independent registered public accounting firm and a member firm of PricewaterhouseCoopers International Limited.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2020	UROGEN PHARMA LTD.

	By:	/s/ Peter Pfreundschuh
Peter Pfreundschuh
Chief Financial Officer